EXHIBIT 10.41
                  SEVERANCE AGREEMENT AND RELEASE

      This SEVERANCE AGREEMENT AND RELEASE ("Agreement") is entered into by and among ALLIANT ENERGY CORPORATION ("Alliant
Energy"), American Transmission Company, LLC ("ATC"),
(collectively referred to as the "Companies"), and John Ebright
("Ebright").
      NOW, THEREFORE, in consideration for the mutual promises set forth herein, the parties agree as follows:

     1.  Severance.  Ebright's  employment  with the  Companies  will  terminate
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effective March 31, 2001 ("Severance  Date").  Ebright shall receive his current salary and benefits through the Severance Date. Except as expressly provided herein, all obligations of the Companies to Ebright will terminate as of the Severance Date. Ebright agrees to cooperate in the transition at the Companies as necessitated by his severance, will make himself available for reasonable questions from representatives of the Companies to aid in the transition, and will cooperate in turning over his files to successor employees.

     2.  Severance  Benefits.  In  consideration  for the  release  set forth in
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Paragraph 5 of this  Agreement,  the Companies will pay to Ebright the total sum of $330,000 base salary and $99,000 incentive pay, subject to appropriate federal and state withholdings. This sum represents twenty-four (24) months of pay at Ebright's base salary plus two years' target incentive compensation. Payment to employee shall be made within fifteen days following March 31, 2001.

     3.  Outplacement  Services.  In further  consideration  for the release set
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forth in Paragraph 5 of this  Agreement,  Ebright will be eligible to receive up to nine (9) months of outplacement services through a provider of the Companies' choice.

     4. Other Benefits.  Ebright will cease to be eligible to participate  under
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any stock option, bonus, equity,  incentive compensation,  medical, dental, life insurance, retirement, pension, and other compensation or benefit plans of the Companies following the Severance Date in accordance with the terms of those plans, except as set forth below. Thereafter, Ebright will have no rights under such plans, except as follows:

a.    Ebright will retain any vested rights under all qualified
           retirement plans of the Companies in which Ebright is a participant and all rights associated with such benefits, as determined by the official terms of those plans.

b.    All vested stock options held by Ebright as of the Severance
           Date may be exercised in accordance with the official terms of any stock option plan in which Ebright is a participant. All options not vested as of the Severance Date shall be forfeited.
c.    Ebright may elect continued coverage under a medical plan
           and/or dental plan of the Companies in which he participates, in accordance with federal COBRA provisions, for up to 18 months. If Ebright elects such continued coverage, the Companies will pay for 18 months of COBRA coverage.

      5.   Release.  In exchange for the promises made by the
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Companies contained in this Agreement, Ebright hereby releases and forever discharges the Companies and their respective subsidiaries, affiliates, agents, employees, officers, directors, shareholders, partners, successors, and assigns from all claims, liabilities, demands and causes of action whether known or unknown, fixed or contingent, arising out of or in any way connected with Ebright's employment with the Companies or the termination thereof. This Agreement includes, but is not limited to, all matters in law, in equity, in contract, or in tort, pursuant to statute, including any claim for discrimination arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, or any other applicable federal, state, or local law or ordinance. This agreement does not apply to any claim or rights that may arise under the Age Discrimination in Employment Act after the date this Agreement is executed.

      It is expressly agreed Ebright will not institute, cause to be instituted, prosecute, or take any award of money or other damages from any action, lawsuit, complaint, or proceeding against the Companies which relates to, or arises out of, Ebright's employment with the Companies or the termination thereof; provided, however, that this provision shall not prohibit either party from taking such steps as are necessary to enforce the terms and conditions of this Agreement.

      6.   Proprietary and Confidential Information.  Ebright
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agrees to hold in strictest of confidence, and not use to compete with the Companies or disclose to anyone except as expressly authorized in writing by the Companies, any proprietary or confidential information of the Companies or other information and data pertaining to the activities and operations of the Companies and not made available to the general public by the Companies or with the Companies' consent. Proprietary and confidential information includes, but is not limited to, trade secrets, information relating to the business, financial, legal, and personnel matters of the Companies, information relating to the internal operations of the Companies such as operations methods, equipment, and quality control procedures, information relating to development projects, all technical information, information relating to actual or potential customers or suppliers, marketing plans, price and cost data, and proprietary information of other companies or individuals which has been disclosed to the Companies under a requirement of secrecy. Proprietary and confidential information may or may not be in documentary form and includes computer software programs, drawings, plans, letters, and databases.

      This obligation shall remain in effect for so long as Ebright has knowledge or possession of information that remains confidential and secret. Ebright shall promptly return to the Companies, and not deliver to anyone else, all documents and materials containing proprietary and confidential information, including the original and all copies and summaries of such documents and materials. Ebright shall not keep any copies or make or retain any abstracts or notes of such information.

      7.   Repayment of Severance Benefits.  The parties
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acknowledge that if Ebright is rehired by the Companies or one of their respective subsidiaries or affiliates within a period of time which is less than the number of months of severance pay received by him, Ebright will be required to repay a portion of the severance pay to be calculated based on the number of months of severance pay received by Ebright less the number of days he was separated from the Companies.

      8.   Deductions.  Ebright agrees that any money which he
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owes the Companies as the result of credit card charges, personal advances, or other similar items will be deducted from his paycheck or from any severance payments made under this Severance
Agreement and Release.

      9.   Voluntary Agreement; Advice of Counsel; 21-Day Period.
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Ebright acknowledges and states that:

      a. He has read this Agreement, understands its legal and binding effect, and is acting voluntarily and freely in executing this Agreement.
      b. He has had an opportunity to seek, and was advised in writing to seek, legal counsel prior to signing this Agreement.
      c. He was given at least 21 days to consider the terms of this Agreement prior to signing it.

      10.  Revocation.  Ebright and the Companies expressly agree
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that Ebright has the right to revoke this Agreement by informing
Tom Walker of his intent to revoke this Agreement within 7 calendar days after he signs it, and that this Agreement shall not become effective or enforceable if revoked. Any revocation, however, does not affect Ebright's separation from employment effective as of the Severance Date set forth in Paragraph 1.

      11.  Choice of Law.  This Agreement shall be construed under
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the laws of the State of Wisconsin.  In the event of any
necessary action, the prevailing party shall be entitled to reasonable costs and attorneys' fees as the court may adjudge reasonable.

      12.  Binding Effect. This Agreement shall inure to the
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benefit of and is binding upon the parties hereto and their respective heirs, executors, estates, personal representatives, legal representatives, parents, subsidiaries, affiliates, successors, and assigns.

      13.  Confidential Agreement.  Ebright agrees to keep the
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nature, terms, and conditions of this Agreement confidential, except that he may share information concerning the Agreement with his spouse, legal counsel, and tax advisors. Ebright agrees to instruct all individuals who may be informed of the nature, terms, and conditions of this Agreement, of the confidential nature of this Agreement and to obtain a pledge from those individuals to maintain confidentiality.

      14.  Entire Agreement.  This Agreement contains the entire
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agreement between Ebright and the parties, and there are no other understandings or terms, either express or implied. This Agreement shall be amended only by a written agreement signed by all parties. Ebright agrees that this Agreement supersedes and satisfies all agreements and obligations previously entered into between him and the Companies, including, but not limited to, the December 15, 1999 letter agreement between Ebright and Alliant Energy Corporation.

      15.  Severability.  If any provision of this Agreement is
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held invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

      I HAVE CAREFULLY READ THIS AGREEMENT. I HAVE BEEN ADVISED IN WRITING TO TAKE THIS AGREEMENT TO AN ATTORNEY OF MY CHOOSING FOR REVIEW AND EXPLANATION. I FULLY UNDERSTAND THE BINDING EFFECT OF THIS AGREEMENT AND THAT IT CONTAINS A VOLUNTARY RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS RELATING TO OR ARISING OUT OF EMPLOYMENT WITH THE COMPANIES OR THE TERMINATION OF THAT EMPLOYMENT. I AM SIGNING THIS AGREEMENT VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING THE COMPANIES FROM ALL CLAIMS RELATING TO OR ARISING OUT OF MY EMPLOYMENT OR THE TERMINATION OF THAT EMPLOYMENT.

Date:                          By:
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                                    John Ebright


                                    ALLIANT ENERGY CORPORATION


Date:                          By:
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                                    Tom Walker


                                    AMERICAN TRANSMISSION COMPANY, LLC


Date:                          By:
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                                    Jose Delgado